Exhibit 99.1

CONTACTS:
Charles H. Sherwood, Ph.D., CEO
Kevin W. Quinlan, CFO
Anika Therapeutics, Inc.
(781) 932-6616

          ANIKA THERAPEUTICS REPORTS FOURTH-QUARTER AND FULL-YEAR 2006
                                FINANCIAL RESULTS

                   PRODUCT REVENUE INCREASES 17% FOR THE YEAR

WOBURN, Mass., February 28, 2007 -- Anika Therapeutics, Inc. (Nasdaq: ANIK) today reported financial results for the fourth quarter and year ended December 31, 2006.

REVENUE

Anika reported product revenue of $5,078,000 for the fourth quarter of 2006, compared with $4,774,000 in the same period last year. For the year ended December 31, 2006, product revenue increased 17% to $23,953,000, compared with $20,534,000 in 2005.

Product revenue for the fourth quarter of 2006 increased 6.4% compared with the fourth quarter of 2005 due primarily to increased contributions from domestic ORTHOVISC(R) sales. The increase in domestic sales of ORTHOVISC was partially offset by reduced international sales due to a change in the Turkish government's reimbursement policy for more than 100 drugs, including ORTHOVISC and its competing products.

During the fourth quarter and year ended December 31, 2006, the company reported licensing, milestone and contract revenue of $811,000 and $2,887,000, respectively. For the fourth quarter and year ended December 31, 2005, licensing, milestone and contract revenue was $692,000 and $9,301,000, respectively. The 2005 amount includes $6,537,000 of contract payments received in connection with a former development and commercialization contract for the company's hyaluronic acid-based cosmetic tissue augmentation (CTA) product.

Total revenue for the fourth quarter of 2006 was $5,889,000, compared with $5,466,000 in the fourth quarter of 2005. For the year ended December 31, 2006, total revenue was $26,841,000, compared with $29,835,000 in 2005.

PRODUCT GROSS MARGINS

Product gross margin for the fourth quarter of 2006 decreased to 40% from 53% in last year's fourth quarter. Product gross margin for full year 2006 was 54% versus 46% for 2005. The improvement on a full-year basis was due to increased ORTHOVISC royalties and favorable material prices.

NET INCOME

Net income for the fourth quarter of 2006 was $1,047,000, or $0.09 per diluted share, compared with $822,000, or $0.07 per diluted share, for the same period last year. Net income for the year ended December 31, 2006 was $4,604,000, or $0.41 per diluted share, compared with $5,893,000, or $0.52 per diluted share, in 2005. The impact from the adoption of SFAS 123R in 2006 reduced 12-month earnings per share by $0.07. Please refer to the schedule at the end of this news release for a reconciliation of Non-GAAP diluted net income per share.

RESEARCH & DEVELOPMENT AND SELLING, GENERAL & ADMINISTRATIVE EXPENSES

R&D and S,G&A operating expenses were $1,964,000 for the fourth quarter of 2006, compared with $2,342,000 for the fourth quarter of 2005. For 2006, R&D and S,G&A operating expenses were $10,295,000 compared with $10,140,000 in 2005. The increase in R&D and S,G&A operating expenses for 2006 was primarily due to the impact of stock-based compensation expense, which totaled $1,267,000 for the year, partially offset by lower clinical trial expenses.

Anika's cash and cash equivalents increased to $47,167,000 at December 31, 2006 from $44,747,000 at December 31, 2005 as a result of positive cash flow from operations including a 69% increase in interest income. The company has no short- or long-term debt.

MANAGEMENT COMMENTARY AND OUTLOOK

"Our 2006 financial performance was highlighted by a 103% increase in end-user unit sales of ORTHOVISC," said Charles H. Sherwood, Ph.D., Anika's president and chief executive officer. "This was offset by a slight decline in full-year international sales due to a change in the reimbursement policy in Turkey in the third quarter. As a result, worldwide ORTHOVISC sales increased 43% over 2005. During the fourth quarter, we received a unique reimbursement code for ORTHOVISC that will simplify the Medicare/Medicaid reimbursement process in the physician office setting. A new clinical study to evaluate the safety and efficacy of ORTHOVISC to treat pain caused by osteoarthritis of the shoulder was also initiated in December."

"Our fourth-quarter achievements also included significant progress in the advancement of our CTA product," added Sherwood. "We received FDA approval for the initial CTA product and we have filed the necessary amendments with U.S. and European regulators on an enhanced version, which will be named 'ELEVESS(TM).'"

"Looking forward, we have several key milestones for both our osteoarthritis franchise and our ELEVESS product family," stated Sherwood. "During the year, we plan to seek CE Mark approval and then launch a new, single injection, non animal osteoarthritis product in the European Union. We also expect to begin a pivotal clinical trial for the product in order to gather data working toward a U.S. approval. With a unique reimbursement code for ORTHOVISC, we anticipate U.S. product sales of ORTHOVISC to grow significantly in 2007."

"With our marketing and distribution partner, Galderma Pharma, we expect to receive FDA and CE Mark approval for ELEVESS and launch ELEVESS products worldwide in 2007. Our accomplishments in 2006, and the achievement of our milestones in 2007 set the stage for a stronger company with a broader product portfolio and increased opportunities for growth," concluded Sherwood.

CONFERENCE CALL INFORMATION

The company will hold a conference call to review its financial results and business highlights on Thursday, March 1, 2007, at 9:00 a.m. ET. In addition, the company may address during the conference call its business and financial developments and trends, including those involving product lines and business partners, and other business and financial matters affecting the company, which may contain information that has not been previously disclosed. To listen to the conference call, dial 866-770-7120 (International callers use 617-213-8065) and use the passcode 13618636. Please call approximately 10 minutes before the starting time and reference Anika Therapeutics. In addition, the conference call will be available to interested parties through a live audio Internet broadcast at www.anikatherapeutics.com. The call will be archived and accessible on the same website shortly after the conclusion of the call.

ABOUT ANIKA THERAPEUTICS, INC.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products for tissue protection, healing and repair. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika products include ORTHOVISC(R), a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by DePuy Mitek and Hyvisc(R), a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc. Anika develops and manufactures Amvisc(R)and Amvisc Plus(R), HA viscoelastic products for ophthalmic surgery. It also produces STAARVISC(TM)-II, which is distributed by STAAR Surgical Company and Shellgel(TM)for Cytosol Ophthalmics, Inc.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as "expectations," "remains," "focus," "expected," "prospective," "anticipate," "expanding," "building," "continue," "progress," "plan," "efforts," "hope," "believe," "objectives," "opportunities," "will," "seek," and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements. These statements also include statements regarding: (i) the company's expectations regarding its cosmetic tissue augmentation products, including the launch of ELEVESS products worldwide, (ii) its goal to obtain U.S. and European marketing approval for its enhanced cosmetic tissue augmentation product, including ELEVESS, (iii) sales of ORTHOVISC in Turkey, and (iv) prospects for domestic and international ORTHOVISC sales and the simplification of the Medicare/Medicaid reimbursement process in the U.S. physician office setting and our anticipation that U.S. ORTHOVISC product sales will grow. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks, uncertainties and other factors. The company's actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) the company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain clinical data to support a pre-market approval application and/or FDA approval, and/or receive FDA or other regulatory approvals of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials; (ii) the success of the company's efforts to improve the financial performance of its core business; (iii) the company's research and product development efforts and their relative success, including whether the company has any meaningful sales of any new products resulting from such efforts; (iv) the cost effectiveness and efficiency of our manufacturing operations and production planning; (v) the strength of the economies in which the company operates or will be operating, as well as the political stability of any of those geographic areas; (vi) the new ORTHOVISC reimbursement code may not result in additional sales; or (vii) future determinations by the company to allocate resources to products and in directions not presently contemplated. Any delay in receiving any regulatory approvals may adversely affect the company's competitive position. Even if regulatory approvals are obtained, there is a risk that meaningful sales of the products may not be achieved. There is also a risk that (i) the company's existing distributors (including its distributor in Turkey) or customers will not continue to place orders at historical levels or that any of them will seek to modify or terminate existing arrangements, (ii) the company's efforts to enter into long-term marketing and distribution arrangements, including with new international distributors for ORTHOVISC, will not be successful, (iii) new distribution arrangements, including the agreement with Galderma Pharma S.A. pertaining to its CTA product, will not result in meaningful sales of the company's products, (iv) the company will be unable to achieve performance and sales threshold milestones in its distribution agreements, (v) competitive products will adversely impact the company's product sales, (vi) the estimated size(s) of the markets which the company has targeted its products will fail to be achieved, (vii) lack of adequate coverage and reimbursement provided by governments and other third party payers for our products and services, including non-reimbursement of ORTHOVISC in Turkey, could have a material adverse effect on our results of operations, or (viii) increased sales of the company's products, including HYVISC(R), ORTHOVISC(R) , or its ophthalmic products, will not continue or sales will decrease or not reach historical sales levels, or even if such increases occur that such increases will improve gross margins, any of which may have a material adverse effect on the company's business and operations. Certain other factors that might cause the company's actual results to differ materially from those in the forward-looking statements include those set forth under the headings "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of the company's Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006 and Current Reports on Form 8-K, as well as those described in the company's other press releases and U.S. Securities and Exchange Commission filings.

                     ANIKA THERAPEUTICS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                         QUARTER ENDED                  TWELVE MONTHS ENDED
                                                          DECEMBER 31,                     DECEMBER 31,
                                                -------------------------------   -------------------------------
                                                     2006             2005             2006             2005
                                                --------------   --------------   --------------   --------------
Product revenue                                 $    5,077,561   $    4,773,825   $   23,953,285   $   20,533,889
Licensing, milestone and contract revenue              811,395          692,201        2,887,329        9,300,723
                                                --------------   --------------   --------------   --------------
  Total revenue                                      5,888,956        5,466,026       26,840,614       29,834,612

Operating expenses:
  Cost of product revenue                            3,054,111        2,266,156       11,117,861       11,144,090
  Research & development                               504,477        1,092,765        3,616,435        4,730,664
  Selling, general & administrative                  1,459,853        1,248,755        6,678,845        5,409,329
                                                --------------   --------------   --------------   --------------
Total operating expenses                             5,018,441        4,607,676       21,413,141       21,284,083
                                                --------------   --------------   --------------   --------------
Income from operations                                 870,515          858,350        5,427,473        8,550,529
  Interest income, net                                 580,674          422,363        2,100,749        1,241,113
                                                --------------   --------------   --------------   --------------
Income before income taxes                           1,451,189        1,280,713        7,528,222        9,791,642
  Provision for income taxes                           404,427          458,411        2,924,006        3,899,104
                                                --------------   --------------   --------------   --------------
Net income                                      $    1,046,762   $      822,302   $    4,604,216   $    5,892,538
                                                ==============   ==============   ==============   ==============
Basic net income per share:
  Net income                                    $         0.10   $         0.08   $         0.43   $         0.57
  Basic weighted average common shares
   outstanding                                      10,745,819       10,496,453       10,639,028       10,410,920
Diluted net income per share:
  Net income                                    $         0.09   $         0.07   $         0.41   $         0.52
  Diluted weighted average common shares
   outstanding                                      11,196,213       11,412,632       11,155,249       11,428,201

                     ANIKA THERAPEUTICS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)


                                                      DECEMBER 31,      DECEMBER 31,
                                                          2006              2005
                                                     --------------    --------------
                          ASSETS
Current assets:
  Cash and cash equivalents                          $   47,167,432    $   44,746,656
  Accounts receivable, net                                3,509,508         2,066,240
  Inventories                                             5,395,596         3,270,678
  Current portion deferred income taxes                   1,312,901         1,301,085
  Prepaid expenses and other receivables                    220,445         1,025,481
                                                     --------------    --------------
    Total current assets                                 57,605,882        52,410,140
Property and equipment, at cost                          13,255,240        11,949,439
Less:  accumulated depreciation                         (10,237,232)       (9,853,177)
                                                     --------------    --------------
                                                          3,018,008         2,096,262
Long-term deposits and other                                193,050           143,060
Deferred income taxes                                     7,296,689         7,968,481
                                                     --------------    --------------
Total Assets                                         $   68,113,629    $   62,617,943
                                                     ==============    ==============

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

  Accounts payable                                   $      965,180    $    1,277,782
  Accrued expenses                                        1,573,835         1,718,916
  Deferred revenue                                        2,905,099         2,830,046
  Income taxes payable                                       17,253                --
                                                     --------------    --------------
    Total current liabilities                             5,461,367         5,826,744
Other long-term liabilities                                  64,525                --
Long-term deferred revenue                               17,099,712        18,900,000
Stockholders' equity
  Preferred stock                                                --                --
  Common stock                                              107,727           105,004
  Additional paid-in-capital                             37,262,768        34,272,881
  Retained earnings                                       8,117,530         3,513,314
                                                     --------------    --------------
    Total stockholders' equity                           45,488,025        37,891,199
                                                     --------------    --------------
Total Liabilities and Stockholders' Equity           $   68,113,629    $   62,617,943
                                                     ==============    ==============

                     ANIKA THERAPEUTICS, INC. AND SUBSIDIARY
                          SUPPLEMENTAL FINANCIAL DATA -
                                   (unaudited)

                PRODUCT GROSS MARGIN AND REVENUE BY PRODUCT LINE

                                       QUARTER ENDED                                   TWELVE MONTHS ENDED
                                        DECEMBER 31,                                      DECEMBER 31,
                       ----------------------------------------------    ----------------------------------------------
                           2006        % TTL        2005        % TTL        2006        % TTL        2005        % TTL
                       ------------    -----    ------------    -----    ------------    -----    ------------    -----
Ophthalmic Products    $  2,316,157       46%   $  2,173,473       46%   $ 10,748,765       45%   $ 10,521,914       51%
ORTHOVISC                 2,221,897       44%      1,940,072       40%     11,340,433       47%      7,938,333       39%
HYVISC                      522,077       10%        660,280       14%      1,820,617        8%      2,073,642       10%
INCERT                       17,430        0%              -        0%         43,470        0%              -        0%
                       ------------    -----    ------------    -----    ------------    -----    ------------    -----
                       $  5,077,561      100%   $  4,773,825      100%   $ 23,953,285      100%   $ 20,533,889      100%
                       ============    =====    ============    =====    ============    =====    ============    =====

Product gross profit   $  2,023,450             $  2,507,669             $ 12,835,424             $  9,389,799
Product gross margin             40%                      53%                      54%                      46%

                          PRODUCT REVENUE BY GEOGRAPHY

                                       QUARTER ENDED                                  TWELVE MONTHS ENDED
                                        DECEMBER 31,                                      DECEMBER 31,
                       ----------------------------------------------    ----------------------------------------------
                           2006        % TTL        2005        % TTL        2006        % TTL        2005        % TTL
                       ------------    -----    ------------    -----    ------------    -----    ------------    -----
Domestic               $  3,873,984       76%   $  2,581,227       54%   $ 15,011,369       63%   $ 11,789,528       57%
International             1,203,577       24%      2,192,598       46%      8,941,916       37%      8,744,361       43%
                       ------------    -----    ------------    -----    ------------    -----    ------------    -----
                       $  5,077,561      100%   $  4,773,825      100%   $ 23,953,285      100%   $ 20,533,889      100%
                       ============    =====    ============    =====    ============    =====    ============    =====

We believe that it is useful to investors to review information concerning the company's results of operations on both a GAAP basis and a non-GAAP basis that excludes stock-based compensation expense under FAS 123R. We utilize these non-GAAP financial measures to evaluate our performance. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("GAAP") such as net income and earnings per share, and should not be considered a measure of our liquidity. In addition, our non-GAAP financial measure may not be comparable to similar measures reported by other companies.

[The following table reconciles non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods:]

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE U.S. GAAP MEASURES
                                   (unaudited)

                                           QUARTER ENDED      TWELVE MONTHS ENDED
                                            DECEMBER 31,          DECEMBER 31,
                                        -------------------   -------------------
                                          2006       2005       2006       2005
                                        --------   --------   --------   --------
Diluted net income per share            $   0.09   $   0.07   $   0.41   $   0.52
Stock-based compensation                    0.02          -       0.07          -
                                        --------   --------   --------   --------
Proforma diluted net income per share   $   0.11   $   0.07   $   0.48   $   0.52
                                        ========   ========   ========   ========